UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 27, 2021

Date of Report (Date of earliest event reported)

ROTH CH ACQUISITION II CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39795	83-3584204
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 San Clemente Drive, Suite 400 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCC	The Nasdaq Stock Market LLC
Warrants	ROCCW	The Nasdaq Stock Market LLC
Units	ROCCU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

As previously reported, on April 14, 2021, Roth CH Acquisition II Co., a Delaware corporation (“ROCC” or the “Company”), entered into an agreement and plan of merger (the “Agreement and Plan of Merger”), by and among the Company, Roth CH II Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Reservoir Holdings, Inc., a Delaware corporation (“Reservoir”), providing for the merger of Merger Sub with and into Reservoir, with Reservoir surviving the merger as a wholly-owned subsidiary of the Company, and certain related transactions (such transactions, collectively, the “Business Combination”).

On July 27, 2021, at 10:00 a.m., Eastern time, the Company held a special virtual meeting of its stockholders of record (the “Special Meeting”), at which the Company’s stockholders of record voted on the proposals set forth below, each of which is described in detail in the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2021, which was first mailed by the Company to its stockholders on or about July 9, 2021.

As of July 7, 2021, the record date for the Special Meeting, there were 14,650,000 shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) issued and outstanding and entitled to vote at the Special Meeting. A total of 10,716,883 shares of the Company Common Stock, representing approximately 73.15% of the issued and outstanding shares of the Company Common Stock, were present in person by virtual attendance or represented by proxy at the Special Meeting, constituting a quorum for the Special Meeting. The final voting results for each proposal submitted to the stockholders of record of the Company at the Special Meeting are included below.

Each of the proposals described below was approved by the Company’s stockholders of record. As of July 23, 2021, the end of the redemption period for the shares of the Company Common Stock issued as part of the units in the Company’s initial public offering consummated in December 2020, stockholders have requested the redemption of 10,295,452 shares of the Company Common Stock.

PROPOSAL 1:

To approve and adopt the Agreement and Plan of Merger, pursuant to which the Company will engage in the Business Combination with Reservoir.

For	Against	Abstain
9,975,780	688,820	52,283

PROPOSAL 2:

To approve the proposed Second Amended and Restated Certificate of Incorporation of the Company (the “Proposed Charter”). Each of the sub-proposals received the following votes:

a)           to amend the name of the new public entity from “Roth CH Acquisition II Co.” to “Reservoir Media, Inc.”.

For	Against	Abstain
9,973,480	688,820	54,583

b)           to remove various provisions applicable only to blank check companies.

For	Against	Abstain
9,973,480	688,820	54,583

c)           to increase total number of authorized shares of the Company Common Stock to 750,000,000.

For	Against	Abstain
9,973,104	689,151	54,628

d)           to authorize a total of 75,000,000 shares of the Company’s preferred stock

For	Against	Abstain
9,971,939	690,316	54,628

e)           to require an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the total voting power of all of the then outstanding shares of stock of the Company, voting together as a single class, to amend, alter, repeal or rescind certain provisions of the Proposed Charter.

For	Against	Abstain
9,865,867	796,388	54,628

f)            to require an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote generally in an election of directors, voting together as a single class, to adopt, amend, alter or repeal the Company’s amended and restated bylaws.

For	Against	Abstain
9,865,867	796,388	54,628

g)           to provide for the removal of directors for cause only by affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

For	Against	Abstain
9,864,845	797,410	54,628

PROPOSAL 3:

To approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market LLC, the issuance of more than 20% of the issued and outstanding shares of the Company Common Stock in connection with (i) the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rule 5635(a) and 5635(b), (ii) the issuance and sale of the Company Common Stock in the PIPE Investment (as defined in the Proxy Statement) to certain of the Company’s executive officers and directors and entities affiliated with them, to the extent such issuance of securities would be deemed a form of “executive compensation” to these executive officers and directors, as required by Nasdaq Listing Rule 5635(c), and (iii) the terms of the PIPE Investment, as required by Nasdaq Listing Rule 5635(d).

For	Against	Abstain
9,973,130	698,170	54,583

PROPOSAL 4:

To approve the election of eight directors effective upon consummation of the Business Combination.

Each of the director nominees received the following votes:

Director Nominee	Class	For	Withhold
Rell Lafargue	I	9,975,782	741,101
Neil de Gelder	I	9,975,782	741,101
Stephen M. Cook	II	9,975,782	741,101
Jennifer G. Koss	II	9,975,782	741,101
Adam Rothstein	II	9,975,782	741,101
Golnar Khosrowshahi	III	9,975,782	741,101
Ezra S. Field	III	9,975,782	741,101
Ryan P. Taylor	III	9,975,782	741,101

PROPOSAL 5:

To approve the Reservoir Media, Inc. 2021 Omnibus Incentive Plan to be effective upon the consummation of the Business Combination.

For	Against	Abstain
9,720,798	941,247	54,838

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2021

ROTH CH ACQUISITION II CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Chief Executive Officer